EXHIBIT 10.18(b)

Certain confidential information contained in this document, marked by [********], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

August 16, 2005

University of Kentucky Research Foundation

[207 Administration Building]

A144 ASTeCC Building

University of Kentucky

Lexington, Kentucky 40506-0286

Attention: Donald Keach

Re:	Amendment No. 1 to License Agreement

Dear Mr. Keach:

Reference is made to the License Agreement between Targacept, Inc. (“Targacept”) and University of Kentucky Research Foundation (“UKRF”) dated May 26, 1999 (the “Agreement”).

Targacept and UKRF believe it is in their mutual best interest to amend the Agreement to clarify the intent of certain provisions. Section 13.2 of the Agreement provides that the Agreement is not subject to any change or modification except by execution of a written instrument by the parties. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Targacept and UKRF agree as follows:

1.	the Agreement is hereby amended by:

a.	deleting Section 1.2 in its entirety and replacing it with the following:

“1.2 “Patent Rights” shall mean, collectively, (i) the patents listed on Attachment A, (ii) all patents that issue or have issued from patent applications that resulted in the patents listed on Attachment A and all reexaminations, reissues, revisions, substitutes, renewals or extensions thereof, and (iii) all other United States and foreign patents that issue or have issued from applications that claim priority to patent applications that resulted in the patents listed on Attachment A, including, without limitation, continuation applications, continuation-in-part applications, divisional applications, substitute applications, reissue applications or requests for examination and foreign applications of any of the foregoing.”;

b.	adding the following as Section 1.4:

“1.4 “Assigned Rights” shall mean, collectively, (i) the patent applications listed on Attachment B, (ii) all patents that issue or have issued from patent applications listed on Attachment B and all reexaminations, reissues, revisions, substitutes, renewals or extensions thereof, and (iii) all other United States and foreign patents that issue or have issued from applications that claim priority to patent applications listed on Attachment B, including, without limitation, continuation applications, continuation-in-part applications, divisional applications, substitute applications, reissue applications or requests for examination and foreign applications of any of the foregoing.”;

c.	adding the following as Section 1.5

“1.5 “[********]” shall mean [********]: (i) [********]; (ii) [********]; (iii) [********]; (iv) [********]; or (v) [********].

d.	adding the following as Section 1.6:

“1.6 “Valid Claim” shall mean: (i) any claim of an issued patent that has not expired and that has not been held invalid or unenforceable by decision of a court or other governmental agency of competent jurisdiction or been admitted to be invalid through reissue, disclaimer or otherwise; or (ii) any claim of a pending patent application that has not expired or become canceled, abandoned or otherwise disallowed.

e.	deleting from Section 2.1 the words “set forth in Attachment A”;

f.	amending Section 4.1 by deleting “to the end of the term of the Patent Rights” from the first sentence thereof;

g.	deleting Sections 4.1(b) and 4.1(c) in their entirety and replacing them with the following:

“(b) [********] of any amount received by TARGACEPT from a third party for a sublicense to the Patent Rights, specifically excluding any and all Excluded Amounts and subject to Sections 4.1(d) and (e). In the event TARGACEPT ever sells Licensed Product directly, the parties agree to negotiate an equitable royalty rate, taking into consideration the existing sublicense rates.

(c) [********] ([********] until the amount paid by TARGACEPT under this Section 4.1(c) is at least $[********]) of any amount received by TARGACEPT from a third party for a license to the Assigned Rights, specifically excluding any and all Excluded Amounts and subject to Sections 4.1(d) and (e).

(d) For the avoidance of doubt, in the event that (i) [********], and (ii) [********], an [********] shall be considered [********], and therefore taken into account for purposes of [********]. [********].

(e) TARGACEPT’s obligations pursuant to Section 4.1(b) shall expire upon expiration of the last to expire Valid Claim included in the Patent Rights, and TARGACEPT’s obligations pursuant to Section 4.1(c) shall expire upon expiration of the last to expire Valid Claim included in the Assigned Rights.”;

h.	amending Section 4.2 by deleting its text in its entirety and replacing it with “Reserved.”;

i.	amending Section 5.2 by deleting the second sentence thereof in its entirety; and

j.	adding the following as Section 13.5:

“13.5 Notwithstanding anything herein to the contrary, each of UKRF and TARGACEPT acknowledges and agrees that: (i) for good and valuable consideration received, UKRF has previously assigned to TARGACEPT all of its right, title and interest in and to the Assigned Rights (the “Assignment”); (ii) the Assignment is valid and binding and not dependent on the license grant to the Patent Rights hereunder or on this Agreement; (iii) all references herein to a “sublicense” by, or a “sublicensee” or “sublicensee agreement” of, TARGACEPT shall be applicable only to a sublicense of Patent Rights by TARGACEPT and, for the avoidance of doubt, not to a license of Assigned Rights by TARGACEPT that does not also include a sublicense of Patent Rights; and (iv) this Agreement represents the parties’ intent to comply with Section 14 of the agreement dated August 15, 1996 between R.J. Reynolds Tobacco Company (TARGACEPT’s former parent company) and the University of Kentucky, an affiliate of UKRF (“UK”), with regard to consideration due to UK in respect of the Assigned Rights.”

2. As expressly amended hereby, all of the terms and conditions of the Agreement shall continue in full force and effect.

3. This letter agreement may be executed in two counterparts, each of which shall be deemed an original and both of which, taken together, shall be deemed a single document.

Please indicate your acceptance of, and agreement with, the foregoing by executing the duplicate copies of this letter agreement and returning one fully-executed original to my attention.

Sincerely,

TARGACEPT, INC.

By:  /s/   J. Donald deBethizy

        J. Donald deBethizy

        President and Chief Executive Officer

Accepted and agreed:

University of Kentucky Research Foundation

By:  /s/  John B. Parks

Name:	John Parks
Title:	Assoc. V.P. for Research & Economic Development

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